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                                                                   EXHIBIT 23.15


                           CONSENT OF UBS WARBURG LLC



     We hereby consent to the use of our opinion letter dated August 13, 2001 to the Board of Directors of Devon Energy Corporation ("Devon") included as Annex F to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statements on Form S-4 dated November 28, 2001 of Devon Energy Corporation and Devon Holdco Corporation relating to the proposed merger of Devon and Mitchell Energy & Development Corp. and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statements within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


UBS WARBURG LLC


By: /s/ JAMES BRENNAN
    ---------------------
        James Brennan
        Managing Director


New York, New York

November 28, 2001